EXHIBIT 10.45

May 28, 2014

Cranshire Capital Master Fund, Ltd.
Equitec Specialists, LLC
3100 Dundee Road, Suite 703
Northbrook, IL 60062

Re: HPEV, Inc.

Gentlemen;

HPEV, Inc. (the “Company”) hereby offers Cranshire Capital Master Fund, Ltd. and Equitec Specialists, LLC (together, the “Investor”) price protection on the 222,223 shares of common stock of the Company (the “Shares”) purchased in a private placement on or about February 5, 2014 by the Investor.

If the closing price of the Company’s stock on the earlier of the (i) day immediately prior to when the Investor is first able to sell the Shares under Rule 144 (August 5, 2014 shall be the “144 Date” for purposes of this letter agreement) or (ii) date when the registration statement covering the Shares is declared effective by the Securities and Exchange Commission (the “SEC”) is less than the closing price of the Company’s stock on the day immediately prior to the date that the Form S-1 registration statement covering the Lincoln Park Equity Line shares (no. 333-195569) filed by the Company is declared effective by the SEC, then the Company shall pay the Investor the amount of such difference. For example, if the closing stock price on August 4th is $2.00 and on the date the Lincoln Park Equity Line Form S-1 is declared effective  the closing stock price is $2.50, the Company shall pay the Investor $111,111.50 Such amount shall be paid by the Company within three (3) business days after the Investor notifies the Company of such amount due.

The Investor shall send the Company its calculation of the amount owed by the Company within five business days after the earlier of the effectiveness of the Registration Statement covering the Shares and the 144 Date. If no calculation is received by the Company or before such date, the rights of the Investor contained herein shall expire and be of no further force and effect.

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This letter of intent may be executed in counterparts, each of which shall together constitute one and the same instrument.  Except for the changes detailed in this agreement, all other terms agreed to between the Company and Investor will not change.  All documents and signatures required hereunder may be delivered or exchanged by facsimile or other electronic transmission.  This letter of intent shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

          If the foregoing accurately reflects your understanding, please execute where indicated below and return to the undersigned, whereupon it shall become a legally binding and enforceable agreement between us.

HPEV, INC.

By	/s/ Theodore Banzhaf
Name: Theodore Banzhaf
Title: President

Accepted and Agreed to:

Cranshire Capital Master Fund, Ltd.

By: Cranshire Capital Advisors, LLC

Its:  Investment Manager

/s/ Keith A. Goodman

Keith A. Goodman

Title: Authorized Signatory

Equitec Specialists, LLC

By: Cranshire Capital Advisors. LLC

Its:  Investment Manager

/s/ Keith A Goodman

Title: Authorized Signatory

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